AMENDED AND RESTATED BYLAWS

OF

MID-AMERICA APARTMENT COMMUNITIES, INC.

ARTICLE I
OFFICES

Section 1.1.                                  Registered Office.  The address of the registered office of Mid-America Apartment Communities, Inc. (the “Corporation”) in the State of Tennessee shall be located in Memphis or at any other place or places as the Board of Directors may designate.

Section 1.2.                                  Additional Offices.  The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Tennessee, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 2.1.                                  Place of Meetings.  Meetings of the shareholders of the Corporation may be held at such place, either within or without the State of Tennessee, as may be determined from time to time by the Board of Directors, or, if not so designated, then at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

Section 2.2.                                  Annual Meetings.  An annual meeting of the shareholders shall be held to elect directors whose terms expire at that meeting and to transact such other business as may properly be brought before the meeting. The President or the Board of Directors may fix the time of the annual meeting of the shareholders, but if no such date and time is fixed by the President or the Board of Directors, the meeting for any calendar year shall be held on the first Thursday in May, at 10:00 a.m. if that day is not a legal holiday.  If that day is a legal holiday, the annual meeting shall be held on the next succeeding day that is not a legal holiday. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

Section 2.3.                                  Special Meetings.

(a)  The President, a majority of the Board of Directors or a majority of the Independent Directors (as defined in the Corporation’s Corporate Governance Guidelines) may call special meetings of the shareholders.

(b)  Special meetings of shareholders shall also be called by the Secretary upon the written request of the holders of outstanding shares representing more than ten percent (10%) of all the votes entitled to be cast at such meeting.  Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting.  The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each shareholder entitled to notice of the meeting.

(c)  If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the Secretary shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Section 2.4 of these Bylaws. Nothing contained in this Section 2.3(c) shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

(d)  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3(d).  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice otherwise required by Section 2.12 of these Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. In addition, any such shareholder shall provide to shareholders any information and, in such a manner, as may be required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

(e)  No business shall be transacted at a special meeting of shareholders except that specifically designated in the notice.

Section 2.4.                                  Notice of Shareholders’ Meetings.  Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of shareholders shall be given not less than ten (10) days nor more than two (2) months before the date of the meeting to each shareholder entitled to vote at such meeting (or otherwise entitled to receive notice of such meeting), such notice to specify the place, date and hour of the meeting, the means of remote communication(s), if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board of Directors in its sole discretion pursuant to Section 48-17-109 of the Tennessee Business Corporation Act), and, in the case of a special meeting, the purpose or purposes of the meeting. Notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation and otherwise is given when delivered. Notice of the time, place, and purpose of any meeting of shareholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any shareholder by his attendance thereat in person or by proxy, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission.

Section 2.5.                                  Quorum and Voting.  At all meetings of shareholders, except where otherwise provided by statute, the Charter or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of shareholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The shareholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Except as otherwise provided by law or by applicable stock exchange, or by the Charter or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the shareholders. Except as otherwise provided by law, the Charter or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Charter or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Charter or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of votes cast at the meeting shall be the act of such class or classes or series.

Section 2.6.                                  Adjournment and Notice of Adjourned Meetings.  Any meeting of shareholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person or represented by proxy at the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication(s), if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting (as authorized by the Board of Directors in its sole discretion pursuant to Section 48-17-109 of the Tennessee Business Corporation Act), are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than four (4) months or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.7.                                  Proxies.  A shareholder may vote the shares of stock owned of record by the shareholder, either in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 2.8.                                  Voting of Shares by Certain Holders.  Shares registered in the name of another corporation, if entitled to be voted, may be voted by the president, a vice president or a proxy appointed by the president or a vice president of such other corporation, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such other corporation presents a certified copy of such bylaw or resolution, in which case such person may vote such shares.  Any fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

Shares of its own stock indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a shareholder may certify in writing to the Corporation that any shares of stock registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it, if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified stock in place of the shareholder who makes the certification.

Section 2.9.                                  Determination of Shareholders of Record.

(a)  The Board of Directors shall fix a date, not more than seventy (70) nor less than ten (10) days preceding the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action.

(b)  The Board of Directors shall fix a date, not more than ninety (90) nor less than ten (10) days preceding the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to receive any such dividend or distribution or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

(c)  A determination of shareholders entitled to notice of or vote at a shareholders’ meeting shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

Section 2.10.                                  List of Shareholders.  Beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, the Secretary shall prepare and make available a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Nothing contained in this Section 2.10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. The list shall be open to examination of any shareholder during the time of the meeting as provided by law.

Section 2.11.                                  Action Without a Meeting.

(a)  Action required or permitted by any provision of the Tennessee Business Corporation Act, as now in effect or hereafter amended, to be taken at a shareholders’ meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting shall be the act of the shareholders. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each shareholder entitled to vote on the action in one (1) or more counterparts, indicating each signing shareholder’s vote or abstention on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

(b)  If any provision of the Corporation’s Charter or the laws of the State of Tennessee requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, then the Corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that, under the laws of the State of Tennessee, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

Section 2.12.                                  Nominations and New Business.

(a)  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a shareholder (i) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such other business must be a proper matter for shareholder action under Tennessee Business Corporation Act, (iii) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined in clause (iii) of the last sentence of this Section 2.12(a), such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such shareholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.12, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.12. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the first anniversary of the date of the proxy statement delivered to shareholders in connection with the preceding year’s annual meeting; provided, however, that in the event (i) the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, (ii) no proxy statement was delivered to shareholders in connection with the preceding year’s annual meeting, or (iii) the Corporation did not hold an annual meeting in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, and (iv) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(b)  Notwithstanding anything in the third sentence of Section 2.12(a) of these Bylaws (as the same may be amended and/or restated from time to time, the “Bylaws”) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or thirty (30) days after such anniversary date, at least seventy (70) days prior to such annual meeting) a shareholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(c)  Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

(d)  Notwithstanding the foregoing provisions of this Section 2.12, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(e)  For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Reuters or comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934

Section 2.13.                                  Organization.

(a)  At every meeting of shareholders, (i) the Chairman of the Board of Directors or, if a Chairman of the Board of Directors has not been appointed or is absent, (ii) the Chief Executive Officer or, if the Chief Executive Officer is absent, (iii) the President or, if the President is absent, (iv) such person as the Chairman of the Board of Directors shall appoint or, if such chairman or committee has not been appointed, (v) any officer of the Corporation chosen by the Board of Directors, shall act as chairman of the meeting. The Secretary, or, in his absence, such person appointed by the chairman of the meeting, shall act as secretary of the meeting.

(b)  The Board of Directors shall, in advance of any meeting of shareholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the Corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of shareholders and make a written report thereof. The Board of Directors may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability.

(c)  The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III
DIRECTORS

Section 3.1.                                  General Powers.  The Board of Directors shall have full power to conduct, manage, and direct the business and affairs of the Corporation, and all powers of the Corporation, except those specifically reserved or granted to the shareholders by statute or by the Charter or these Bylaws, shall be exercised by, or under the authority of, the Board of Directors.  Unless otherwise agreed between the Corporation and the Director, and subject to the limitations in the Corporation’s Code of Business Conduct and Ethics, each individual director, including each Independent Director, may engage in other business activities of the type conducted by the Corporation and is not required to present to the Corporation any investment opportunities presented to them even though the investment opportunities may be within the scope of the Corporation’s investment policies.

Section 3.2.                                  Number, Tenure and Qualifications.

(a)  The number of directors of the Corporation shall be not less than three (3) nor more than nine (9). At any regular meeting or at any special meeting called for that purpose, at least 80% of the members of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Tennessee Business Corporation Act, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of Directors.

(b)  Directors shall be divided into three (3) classes as nearly equal in size as possible. The initial term of Class I Directors shall expire at the 1994 annual meeting of shareholders.  The Initial term of the Class II Directors shall expire at the 1995 annual meeting of shareholders and the initial term of the Class III Directors shall expire at the 1996 annual meeting of shareholders.  At each annual meeting of shareholders, the shareholders shall elect directors to serve a three-year term of the class of directors whose term is expiring at such annual meeting and until their successors are elected and qualify.  Directors need not be shareholders in the Corporation.

(c)  At all times (except during a period not to exceed 60 days following the death, resignation, incapacity or removal from office of a director prior to the expiration of the director’s term of office), a majority of the directors shall be Independent Directors.

(d)  Nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors or by any shareholder who submits the name of such person(s) in the manner prescribed in Section 2.12 of these bylaws.

Section 3.3.                                  Changes in Number; Vacancies.

(a)  In the event the Board of Directors changes the number of directors, the Board of Directors shall apportion any newly-created directorships to, or reduce the number of directorships in, such class or classes as shall so far as possible, equalize the number of directors in each class.  At all times all classes of directors shall be as nearly equal in number as possible.  If, consistent with the concept that the three classes of directors shall be as nearly equal in number as possible, any newly-created directorship may be allocated to more than one class, the Board of Directors shall allocate it to the available class whose term is due to expire at the earliest date following such allocation.

(b)  Any vacancy occurring on the Board of Directors may, subject to the provisions of Section 3.5, be filled by a majority of the remaining members of the Board of Directors, even though such majority is less than a quorum; provided, however, that vacancies shall be filled in accordance with the Corporation’s Corporate Governance Guidelines.  If the shareholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series may fill any vacancy among the number of directors elected by that class or series.  A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified.  The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court, who has pled guilty or nolo contendere to, or been convicted of, a felony involving moral turpitude, or who has willfully violated the Company’s Charter or these Bylaws.

Section 3.4.                                  Resignations.  Any director or member of a committee may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

Section 3.5.                                  Removal of Directors.  The shareholders may, at any time, remove any Director, with or without cause, by the affirmative vote of the holders of not less than Seventy-Five percent (75%) of all the shares entitled to vote on the election of Directors at a special meeting called for that purpose and may elect a successor to fill any resulting vacancy for the balance of the term of the removed director subject to the independence requirement.

Section 3.6.                                  Annual and Regular Meetings.  An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of shareholders, with no notice other than this bylaw being necessary.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Tennessee, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 3.7.                                  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President, a majority of the Board of Directors or a majority of the Independent Directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Tennessee, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.8.                                  Notice.  Notice of any special meeting of the Board of Directors shall be given by written notice delivered personally to each Director at his or her business or resident address by telegram, teletype, or other form of wire or wireless communication or by mail or private carrier.  Personally delivered or telegraphed notices shall be given at least two (2) days prior to the meeting.  Notice by mail shall be given at least five (5) days prior to the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or the Bylaws.

Section 3.9.                                  Quorum.  Subject to the provisions of Section 3.10, a majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a quorum is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.  Subject to the provisions of Section 3.10, the Directors present at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 3.10.                                  Voting.

(a)  Except as provided in subsection (b) of this Section 3.10, the action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Charter, these Bylaws, or applicable statute.

(b)  Notwithstanding anything in these Bylaws to the contrary, (i) any action pertaining to a sale or other disposition of an “Initial Property,” as defined in the Corporation’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission in connection with the Corporation’s initial public offering of common stock and (ii) any other action pertaining to any transaction involving the Corporation, including the purchase, sale, lease, or mortgage of any real estate asset or any other transaction, in which an advisor, director or officer of the Corporation, or any Affiliate of any of the foregoing persons, has any direct or indirect interest other than solely as a result of their status as a director, officer, or shareholder of the Corporation, must be approved by a majority of the Directors, including a majority of the Independent Directors, even if the Independent Directors constitute less than a quorum.

Section 3.11.                                  Meetings by Electronic Communications Equipment.  Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.12.                                  Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each Director and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 3.13.                                  Compensation.  The non-employee directors shall be paid for their services on the Board of Directors and on any committee thereof such compensation (which may include cash and/or shares of stock of the Corporation) and benefits together with reasonable expenses, if any, at such times as may, from time to time, be determined by resolution adopted by a majority of the entire Board of Directors.

Section 3.14.                                  Investment Policies and Resolutions.  It shall be the duty of the Board of Directors to insure that the purchase, sale, retention and disposal of the Corporation’s assets, the investment policies and the borrowing policies of the Corporation and the limitations thereon or amendment thereof are at all times:  consistent with such policies, limitations and restrictions as are described in the Corporation’s ongoing periodic reports filed with the SEC, subject to revision from time to time at the discretion of the Board of Directors; and in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.

ARTICLE IV
COMMITTEES

Section 4.1.                                  Committees of the Board.

(a)  The Board of Directors may appoint from among its members an executive committee and other committees comprised of two or more directors. The Board of Directors shall appoint a nominating and corporate governance committee, an audit committee and a compensation committee each comprised of at least three (3) Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect directors, declare dividends or distributions on stock, recommend to the shareholders any action which requires shareholder approval, amend or repeal the Bylaws, approve any merger or share exchange which does not require shareholder approval, or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board of Directors, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock, subject to classification or reclassification, and the terms on which any stock may be issued.

(b)  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

(c)  One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairperson of any committee, and such chairperson or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

(d)  Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

(e)  Subject to the provisions hereof the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members, to replace any absent or disqualified member, or to dissolve any such committee.

Section 4.2.                                  Meetings by Electronic Communications Equipment.  Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.3.                                  Action by Committees Without a Meeting.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

ARTICLE V
OFFICERS

Section 5.1.                                  General Provisions.  The officers of the Corporation may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, Chief Operating Officer, a Chief Financial Officer, a President, one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, a Treasurer or Controller, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of this ARTICLE V.  The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the appointment of officers shall not be held at such meeting, such appointment shall be made as soon thereafter as may be convenient.  Each officer shall hold office until his successor is appointed and qualified or until such officer’s death, resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President and Secretary.  Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.  “Executive Officers” shall be those officers of the Corporation expressly designated from time to time in a resolution or resolutions of the Board of Directors as being executive officers’ for purposes of these Bylaws or for purposes of any rule or regulation of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Section 5.2.                                  Subordinate Officers, Committees and Agents.  The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine.  The directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

Section 5.3.                                  Removal and Resignation.  Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 5.4.                                  Vacancies.  A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 5.5.                                  General Powers.  All officers of the Corporation, as between themselves and the Corporation, shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.

Section 5.6.                                  Chief Executive Officer.  The Board of Directors may designate a Chief Executive Officer from among the elected officers.  The Chief Executive Officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation.

Section 5.7.                                  Chief Operating Officer.  The Board of Directors may designate a Chief Operating Officer from among the elected officers.  Said officer will have the responsibility and duties set forth by the Board of Directors or the Chief Executive Officer.

Section 5.8.                                  Chairman and Vice Chairman of the Board.  The Chairman of the Board, if there be one, shall preside over the meetings of the Board of Directors and of the shareholders at which he shall be present. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if there be one, shall preside at such meetings at which he shall be present.  The Chairman of the Board and the Vice Chairman of the Board shall, respectively, perform such other duties as may be assigned to him or them by the Board of Directors.

Section 5.9.                                  President.  The President shall in general supervise and control all of the business and affairs of the Corporation.  Unless the President is not a member of the Board of Directors, in the absence of both the Chairman and Vice Chairman of the Board, he shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer.  He may execute any deed, mortgage, bond, contract or other instrument to which the Corporation is a party, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.10.                                  Vice Presidents.  In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of the election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.  The Board of Directors may designate one or more Vice Presidents as executive Vice President or as Vice President for particular areas of responsibility.

Section 5.11.                                  Chief Financial Officer.  The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer is authorized to sign any document filed with the Securities and Exchange Commission or any state securities commission on behalf of the Corporation and shall perform such duties and exercise such powers as are normally incident to the office and as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

Section 5.12.                                  Secretary.  The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to such person by the President or by the Board of Directors.

Section 5.13.                                  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in such officer’s possession or under the officer’s control belonging to the Corporation.

Section 5.14.                                  Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.  The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

Section 5.15.                                  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors, or a committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1.                                  Contracts.  The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 6.2.                                  Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 6.3.                                  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE VII
SHARES OF STOCK

Section 7.1.                                  Certificates of Stock.

(a)  The shares of the Corporation’s stock may be certificated or un-certificated, as provided under the Tennessee Business Corporation Act, and shall be entered in the books of the Corporation and registered as they are issued.  Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder.  Any certificates issued to any shareholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the State of Tennessee, the name of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented. Where applicable, any certificate issued to any Shareholder of the Corporation shall also summarize the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the Board of Directors to determine variations for future series). Each certificate shall be signed either manually or by facsimile, by (i) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (ii) by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid.

(b)  Within a reasonable time after the issuance or transfer of un-certificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Tennessee, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Charter, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation. The written notice shall also set forth any the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the Board of Directors to determine variations for future series).

Section 7.2.                                  Lost Certificate.  Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock or (ii) un-certificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

Section 7.3.                                  Transfer of Stock.  No transfers of shares of stock of the Corporation shall be made if (i) void ab initio pursuant to any provision of the Corporation’s Charter or (ii) the Board of Directors, pursuant to any provision of the Corporation’s Charter, shall have refused to permit the transfer of such shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of un-certificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.  Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.  Upon the receipt of proper transfer instructions from the registered owner of un-certificated shares, such un-certificated shares shall be cancelled, issuance of new equivalent un-certificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.  The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 7.4.                                  Stock Ledger.  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each shareholder and the number of shares of stock of each class held by such shareholder.

ARTICLE VIII
DIVIDENDS

Section 8.1.                                  Declaration.  Dividends upon the shares of stock of the Corporation may be declared by the Board of Directors, subject to applicable provisions of law and the Charter.  Dividends may be paid in cash, property or shares of the Corporation, subject to applicable provisions of law and the Charter.

Section 8.2.                                  Contingencies.  Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining the property of the Corporation, its subsidiaries or any partnership for which it serves as general partner, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX
SEAL

Section 9.1.                                  Seal.  The Corporation may have a corporate seal, which may be altered at will by the Board of Directors.  The Board of Directors may authorize one or more duplicate or facsimile seals and provide for the custody thereof.

Section 9.2.                                  Affixing Seal.  Whenever the Corporation is required to place its Corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a Corporate seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE X
FISCAL YEAR

Section 10.1.                                  Fiscal Year.  The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.

ARTICLE XI
WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII
AMENDMENT

Section 12.1.                                  The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the directors then in office. The shareholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Charter, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

ARTICLE XIII
RELIANCE UPON BOOKS, REPORTS AND RECORDS

Each Director of the Corporation and each member of any committee designated by the Board of Directors shall, in the performance of such Director or committee member’s duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE XIV
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 14.1.                                  Right to Indemnification.  The Corporation shall indemnify each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, from and against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding, to the fullest extent permitted under the Tennessee Business Corporation Act, as it exists on the date hereof or as it may hereafter be amended; provided, however, that, except as provided in Section 14.3 below with respect to proceedings to enforce rights to indemnification, the Corporation shall not be required to indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

Section 14.2.                                  Right to Advancement of Expenses.  With respect to any person who is a party or is threatened to be made a party to any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, advance the expenses incurred by such person in defending such action, suit or proceeding prior to its final disposition.

Section 14.3.                                  Enforcement.  Without the necessity of entering into an express contract, all rights under this ARTICLE XIV to indemnification to each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and such other person. Any right to indemnification granted by this ARTICLE XIV to each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, to the extent successful, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Tennessee Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, a committee of the Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, a committee of the Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by person to enforce a right to indemnification hereunder, the burden of proving that such person is not entitled to be indemnified under this ARTICLE XIV or otherwise shall be on the Corporation.

Section 14.4.                                  Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this ARTICLE XIV shall not be exclusive of any other right which a person may have or hereafter acquire under any applicable law (statutory or common), the Charter, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and the advancement of expenses, to the fullest extent not prohibited by the Tennessee Business Corporation Act.

Section 14.5.                                  Survival of Rights.  The rights to indemnification and to the advancement of expenses conferred by this ARTICLE XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 14.6.                                  Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, office, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this ARTICLE XIV, the Tennessee Business Corporation Act or otherwise.

Section 14.7.                                  Amendments. Any amendment, repeal or modification of, or adoption of any provision inconsistent with, this ARTICLE XIV (or any provision hereof), shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification or adoption (regardless of whether the action suit or proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification or adoption.

Section 14.8.                                  Savings Clause. If this ARTICLE XIV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent to the fullest extent not prohibited by any applicable portion of this ARTICLE XIV that shall not have been invalidated, or by any other applicable law. If this ARTICLE XIV shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director, officer, employee and agent to the fullest extent under any other applicable law.

Section 14.9.                                  Certain Definitions. For purposes of this ARTICLE XIV:
(a)  References to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such constituent corporation, or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE XIV with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)  References to “other enterprises” shall include, without limitation, employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE XI.

The foregoing is certified as the Amended and Restated Bylaws of the Corporation adopted by the Board of Directors effective November 29, 2007.

/s/ Leslie Wolfgang
Leslie Wolfgang, Secretary